UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2008

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2008, Taylor Capital Group, Inc. (the “Registrant”) entered into a non-binding letter of intent and exclusivity agreement (the “Agreement”) with Harrison I. Steans and Jennifer W. Steans that contemplates accredited investors led by them investing $50 million in non-cumulative, convertible preferred stock of the Registrant (the “Preferred Stock”). A copy of the Registrant’s press release announcing the entry by the Registrant into the Agreement is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

The Registrant contemplates that, as part of this investment, both Mr. Steans and Ms. Steans will join the Board of Directors of the Registrant, and Mr. Steans will become the Chairman of a newly formed Executive Committee of the Registrant’s Board of Directors, which will be responsible for overseeing various operational and strategic aspects of the Registrant and its wholly-owned subsidiary, Cole Taylor Bank.

Mr. Steans is the Chairman of the Executive Committee of Financial Investments Corporation, a Chicago-based private asset management firm with over $600 million in equity investment commitments (“FIC”), and Chairman of the Steans Family Foundation. From 1967 through 1988, Harrison was Chairman of NBD Illinois, Inc. and its predecessor institutions. In 1987, the bank holding company was sold to NBD Corporation, now part of the J.P. Morgan Chase organization. From 1973 through 1978, he was also Chairman of LaSalle National Bank. Mr. Steans business affiliations include service as a director of Elektra Holding Company, MCS Holdings, LLC, Provest Holdings, LLC, and USAmeribancorp, Inc., a privately held Tampa Bay area middle-market bank. He serves on the Advisory Boards of Siena Capital and Willis, Stein & Partners.

Ms. Steans is the President of FIC, where she oversees private equity investments. Prior to founding FIC in 1994, Ms. Steans served as Treasurer of Prime Graphics, Inc. and as a Senior Consultant, and later, a Manager, for the Management Consulting arm of Deloitte & Touche. From 2000 to 2004, Ms. Steans served on the Board of Directors of PCB Bancorp, Inc. Following the sale of PCB Bancorp to Colonial BancGroup, Inc. in 2004, Ms. Steans served on the Advisory Board of the Florida west coast region of Colonial Bank. Ms. Steans’ other business affiliations include service as Chairman of MCS Holdings, LLC and USAmeribancorp, Inc., a privately held Tampa Bay area middle-market bank. She is also a director of Elektra Holding Company and Provest Holdings, LLC. In addition, she serves on the Advisory Board for Carlyle Asia Growth Partners III, LP, Laramar Multi-Family Value Fund, Linden Capital, Prairie Capital, Resource Land Fund and Siena Capital.

The Preferred Stock will be entitled to dividends at a regular annual rate of 8% of the liquidation preference, and subject to stockholder approval to the extent required by Nasdaq Marketplace Rules, would be convertible into shares of the Registrant’s common stock at a conversion price of $10.00 per share. The Agreement states that the Preferred Stock holders will be entitled to certain registration rights with respect to the Preferred Stock and any shares of common stock received upon conversion of the Preferred Stock, and preemptive rights with respect to any future capital raising transactions undertaken by the Registrant other than a registered public offering.

The Agreement grants Mr. Steans a 30-day period within which to negotiate on an exclusive basis with the Registrant concerning the Preferred Stock investment, and entitles him to reimbursement of reasonable expenses and a “break-up” fee of $500,000 in the event the parties fail to enter into a definitive stock purchase agreement within the exclusivity period and the Registrant enters into a specified transaction with another party within six months thereafter.

The Registrant also intends to pursue a proposed private placement of up to $50 million of subordinated debt by the Registrant’s wholly-owned subsidiary, Cole Taylor Bank. The Registrant anticipates that the proceeds from the preferred stock and subordinated debt would be used to strengthen the Cole Taylor Bank’s balance sheet to help fund its growth strategy.

The consummation of the Preferred Stock sale is subject to a number of conditions, including further due diligence and the negotiation and execution of mutually acceptable investment documents. This transaction also will require Federal and State regulatory approval prior to closing. The Registrant can provide no assurance that such approvals will be obtained, or that the transaction will be consummated on the terms described above, or at all.

As indicated above, to the extent required by Nasdaq Marketplace Rules, the Registrant will convene a special meeting of stockholders to approve the terms and conditions of the Preferred Stock, and other related matters. Members of the Taylor family, who beneficially own approximately 44% of the outstanding shares of the Registrant’s common stock, have indicated their support and intend to enter into an agreement to vote in favor of such matters.

The Preferred Stock described above will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This report does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ADDITIONAL INFORMATION

The Company intends to file a proxy statement and other relevant documents concerning the preferred stock offering with the SEC. The proxy statement will be distributed to the Company’s stockholders in connection with a special meeting of stockholders. Stockholders are urged to read the proxy statement, the documents incorporated by reference in the proxy statement, the other documents filed with the SEC and the other relevant materials when they become available because they will contain important information about the transaction. Investors will be able to obtain these documents free of charge at the SEC’s web site

(http://www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge from the Company’s Investor Relations Department at 847/653-7731, or from the Company’s website at www.taylorcapitalgroup.com. The directors, executive officers, and certain other members of management and employees of the Company and its subsidiaries are participants in the solicitation of proxies in favor of the approval of the preferred stock offering from the stockholders of the Company. Information about the directors and executive officers of the Company is set forth in its proxy statement for the 2008 annual meeting of stockholders filed with the SEC on April 29, 2008. Additional information regarding the interests of such participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 2.02	Results of Operations and Financial Condition.

On July 29, 2008, the Registrant issued a press release setting forth the Registrant’s financial results for the three and six month period ended June 30, 2008. A copy of the Registrant’s press release is attached hereto as Exhibit 99.2, and the information contained therein is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release disclosing the Registrant’s entry into a non-binding letter of intent for sale of preferred stock, dated July 29, 2008.

99.2	Quarterly earnings release, dated July 29, 2008.

Management uses certain non-GAAP (generally accepted accounting principles) financial measures and ratios to evaluate the Company’s performance. Specifically, management reviews net interest income on a taxable equivalent basis. In this non-GAAP financial measure, interest income and net interest income are adjusted to reflect tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%. This assumed rate may differ from the Company’s actual effective income tax rate. In addition, the earning assets yield, net interest margin and the net interest rate spread are adjusted to a fully taxable equivalent basis. Management believes that these measures and ratios present a more accurate view of the performance of interest-earning assets and ensure comparability of net interest income regardless of the mix of taxable and tax-exempt instruments.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this report are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, including statements about the expected terms, timing, completion and effects of the proposed transaction. In addition, the Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to negotiate and enter into mutually satisfactory definitive documentation, the failure to receive regulatory approvals or the failure to satisfy other closing conditions in such definitive agreements. These factors, and other factors that may affect the business or financial results of the Company, are described in the Company’s filings with the SEC, including the risk factors and other disclosures in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 13, 2008. Stockholders, potential investors and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this report and, except as required by the federal securities laws, the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2008

TAYLOR CAPITAL GROUP, INC.

By:	/s/ ROBIN VANCASTLE
Robin VanCastle
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibits
99.1	Press release disclosing the Registrant’s entry into a non-binding letter of intent for sale of preferred stock, dated July 29, 2008.

99.2	Quarterly earnings release, dated July 29, 2008.